Exhibit (k)(2)

DOUBLELINE INCOME SOLUTIONS FUND

FIRST AMENDMENT TO THE

MASTER SERVICES AGREEMENT

THIS FIRST AMENDMENT, effective as of the 20th day of November, 2015, to the Master Services Agreement, dated as of February 27, 2013 (the “Master Agreement”), is entered into by and among DOUBLELINE INCOME SOLUTIONS FUND, a Massachusetts business trust (the “Fund”), TS CAPITAL, LLC and its affiliated entities, each a Delaware limited liability company (collectively referred to herein as “TSC”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Master Agreement; and

WHEREAS, the parties desire to amend the term of the Master Agreement; and

WHEREAS, Section 9 of the Master Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 9, Term of Agreement; Amendment is hereby superseded and replaced with the following:

9.    Term of Agreement; Amendment.

This Agreement shall become effective as of the date first written above and will continue in effect through February 27, 2018. This Agreement may be terminated by any of the parties upon giving 90 days prior written notice or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any of the parties upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS, TSC and the Fund, and authorized or approved by the Board of Trustees of the Fund.

Except to the extent amended hereby, the Master Agreement shall remain in full force and effect.

(signatures on the following page)

Exhibit (k)(2)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE INCOME SOLUTIONS FUND		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald Redell	By:	/s/ Michael R. McVoy

Name: Ronald Redell		Name: Michael R. McVoy

Title: President		Title: Executive Vice President

TS CAPITAL, LLC

By:	/s/ Jerry Vainisi

Name:	Jerry Vainisi

Title:	CEO